EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our reports dated April 25, 2003, except for the matters disclosed in Note 2, as to which the date is April 30, 2004, relating to the financial statements and financial statement schedule of Memec Group Holdings Limited which appear in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/    PricewaterhouseCoopers LLP

West London, United Kingdom

July 2, 2004

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